EXHIBIT 10.5

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), is entered into as of June 7, 1999, between MELLON BANK, N.A., as agent for the Lender Group, (in such capacity, "Agent"), with a place of business located at Mellon Bank Center, 400 South Hope Street, 5th Floor, Los Angeles, California 90071, and SM&A CORPORATION (EAST), a California corporation, successor in interest by merger of Space Applications Corporation, a California corporation, and Decision-Science Applications, Inc., a California corporation ("Guarantor"), with its chief executive office located at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660.

     WHEREAS, Borrower, the Lenders, and Agent are, contemporaneously herewith, entering into the Credit Agreement;

     WHEREAS, Borrower owns one hundred percent (100%) of the issued and outstanding capital stock of Guarantor;

     WHEREAS, Guarantor has executed that certain General Continuing Guaranty, of even date herewith, in favor of Agent for the benefit of the Lender Group (the "Guaranty"), respecting certain obligations of Borrower owing to the Lender Group under the Credit Agreement;

     WHEREAS, Guarantor desires to collateralize its obligations under the Guaranty by granting to Agent for the benefit of the Lender Group a security interest in certain of its assets; and

     WHEREAS, Guarantor will benefit by virtue of the loan from the Lender Group to Borrower.

     NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Agent on behalf of the Lender Group and Guarantor agree as follows:

                         DEFINITIONS AND CONSTRUCTION.

          Definitions.
          ------------

      All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following definitions:

     "Accounts" means all currently existing and hereafter arising accounts,
      --------
contract rights, and all other forms of obligations owing to Guarantor arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Agreement" means this Security Agreement and any extensions, riders,
      ---------
supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

     "Borrower" means SM&A Corporation, a California corporation.
      --------

     "Code" means the California Uniform Commercial Code.
      ----

     "Collateral" means each of the following: the Accounts; Guarantor's Books;
      ----------
the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Guarantor which now or hereafter come into the possession, custody, or control of Agent; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Guarantor's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Credit Agreement" means that certain Amended and Restated Credit and
      ----------------
Security Agreement, dated as of even date herewith, among Borrower, the Lenders and Agent.

     "Equipment" means all of Guarantor's present and hereafter acquired
      ---------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Guarantor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

     "Event of Default" has the meaning ascribed to it in Section 6.
      ----------------                                    ---------

     "General Intangibles" means all of Guarantor's present and future general
      -------------------
intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     "Guarantied Obligations" shall have the meaning ascribed to it in the
      ----------------------
Guaranty.

     "Guarantor's Books" means all of Guarantor's books and records, including:
      -----------------
ledgers; records indicating, summarizing, or evidencing Guarantor's properties or assets (including the

                                       2.

Collateral) or liabilities; all information relating to Guarantor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

     "Guarantor" has the meaning ascribed thereto in the preamble to this
      ---------
Agreement.

     "Guaranty" means that certain General Continuing Guaranty, dated as of even
      --------
date herewith, entered into by Guarantor in favor of Agent for the benefit of the Lender Group.

     "Inventory" means all present and future inventory in which Guarantor has
      ---------
any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

     "Investment Property" means "investment property" as that term is defined
      -------------------
in Section 9115 of the Code.

     "Lender Group" means, individually and collectively, each of the Lenders
      ------------
and Mellon Bank, N.A. in its capacity as Agent for the Lenders.

     "Lenders" means, individually and collectively, each of the financial
      -------
institutions (including Mellon Bank N.A.) listed on the signature pages of the Credit Agreement (together with their respective successors and assigns).

     "Negotiable Collateral" means all of Guarantor's present and future letters
      ---------------------
of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein Guarantor is the lessor), chattel paper, and Guarantor's Books relating to any of the foregoing.

          Code.
          -----

      Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          Construction.
          -------------

      Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Credit Agreement,

                                       3.

it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Guarantor and supplemental rights and remedies in favor of the Lender Group, in each case in respect of the Collateral, shall not be deemed a conflict with the Credit Agreement.

          Schedules and Exhibits.
          -----------------------

      All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

                         CREATION OF SECURITY INTEREST.

          Grant of Security Interest.
          ---------------------------

      Guarantor hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure its performance pursuant to the Guaranty. The security interests of Agent for the benefit of the Lender Group in the Collateral shall attach to all Collateral without further act on the part of Agent or Guarantor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Guarantor has no authority, express or implied, to dispose of any item or portion of the Collateral.

          Negotiable Collateral.
          ----------------------

      In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Guarantor shall, immediately upon the request of Agent, endorse and assign such Negotiable Collateral to Agent for the benefit of the Lender Group and deliver physical possession of such Negotiable Collateral to Agent.

          Collection of Accounts, General Intangibles, Negotiable Collateral.
          -------------------------------------------------------------------

      At any time, Agent or Agent's designee may: (a) notify customers or Account Debtors of Guarantor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Guarantor agrees that it will hold in trust for the Lender Group, as The Lender Group's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Agent in their original form as received by Guarantor.

                                       4.

          Delivery of Additional Documentation Required.
          ----------------------------------------------

      Guarantor shall execute, and deliver to Agent, prior to or concurrently with Guarantor's execution and delivery of this Agreement and at any time thereafter at the request of Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and continue perfected the security interests of Agent for the benefit of the Lender Group in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          Power of Attorney.
          ------------------

      Guarantor hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Guarantor's true and lawful attorney, with power to: (a) if Guarantor refuses to, or fails timely to execute and deliver any of the documents described in
Section 2.4, sign the name of Guarantor on any of the documents described in
-----------
Section 2.4; (b) at any time that an Event of Default has occurred and is
-----------
continuing or Agent deems itself insecure (in accordance with Section 1208 of the Code), sign Guarantor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) at any time that an Event of Default has occurred and is continuing, endorse Guarantor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Agent's possession; (e) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure (in accordance with Section 1208 of the Code), notify the post office authorities to change the address for delivery of Guarantor's mail to an address designated by Agent, to receive and open all mail addressed to Guarantor, and to retain all mail relating to the Collateral and forward all other mail to Guarantor; (f) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure (in accordance with Section 1208 of the Code), make, settle, and adjust all claims under Guarantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure (in accordance with Section 1208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases which Agent determines to be necessary. The appointment of Agent as Guarantor's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Guarantied Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit under the Credit Agreement is terminated.

          Right to Inspect.
          -----------------

                                       5.

      Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Guarantor's Books and to check, test, and appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                        REPRESENTATIONS AND WARRANTIES.

     Guarantor represents and warrants as follows:

          No Prior Encumbrances.
          ----------------------

      Guarantor has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Liens permitted under Section 6.2(e) of the Credit Agreement.

          Place of Business/Chief Executive Office; FEIN.
          -----------------------------------------------

      The chief executive office of Guarantor is at the address indicated in the first paragraph of this Agreement and all other locations at which Guarantor has a place of business are set forth on Schedule 3.2. Guarantor's FEIN is _______-
                                     ------------
_______________.

          Inventory.
          ----------

      All Inventory is now and at all times hereafter shall be of good and serviceable quality, free from defects.

          Location of Inventory and Equipment.
          ------------------------------------

      The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 3.2 or as otherwise permitted by Section
                            ------------                              -------
5.9.
---

          Inventory Records.
          ------------------

      Guarantor now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Guarantor's cost therefor.

          Due Organization and Qualification; Subsidiaries.
          ---------------------------------------------------

      Guarantor is a California corporation, and it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of California and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Guarantor or on the value of the Collateral.

                                       6.

          Due Authorization; No Conflict.
          -------------------------------

      The execution, delivery, and performance of this Agreement, the Guaranty, and any other Loan Document to which Guarantor is a party are within Guarantor's corporate powers, have been duly authorized, and are not in conflict with nor, constitute a breach of any provision contained in Guarantor's Articles or Certificate of Incorporation, By-laws, or any partnership or trust agreement pertaining to Guarantor, nor will they constitute an event of default under any material agreement to which Guarantor is now or may hereafter become a party.

          Litigation.
          -----------

      There are no actions or proceedings pending by or against Guarantor before any court or administrative agency and Guarantor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Guarantor, except for: (a) ongoing collection matters in which Guarantor is the plaintiff; (b) matters disclosed on Schedule 3.8; and (c) matters arising after
                                    ------------
the date hereof that, if decided adversely to Guarantor, would not materially impair the prospect of repayment of the Guarantied Obligations or materially impair the value or priority of the security interests of Agent for the benefit of the Lender Group in the Collateral.

          Solvency.
          ---------

      Guarantor is Solvent. No transfer of property is being made by Guarantor and no obligation is being incurred by Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Guarantor.

          Reliance by the Lender Group; Cumulative.
          -----------------------------------------

      The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by the Lender Group and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Guarantor shall now or hereinafter give, or cause to be given, to the Lender Group or to Agent for the benefit thereof.

                             AFFIRMATIVE COVENANTS.

     Guarantor covenants and agrees that, until payment in full of the Guarantied Obligations, and unless Agent shall otherwise consent in writing, Guarantor shall do all of the following:

          Schedules of Accounts.
          ----------------------

      With such regularity as Agent shall require, provide Agent with schedules describing all Accounts. Agent's failure to request such schedules or Guarantor's failure to execute and deliver such schedules shall not affect or limit Agent's security interests or other rights in and to the Accounts.

                                       7.

          Inventory Reporting.
          --------------------

      From time to time hereafter, at the request of Agent, execute and deliver to Agent a report regarding Guarantor's Inventory specifying Guarantor's cost therefor and further specifying such other information as Agent may reasonably request.

          Title to Equipment.
          -------------------

      Upon Agent's request, deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

          Maintenance of Equipment.
          -------------------------

      Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Guarantor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

          Taxes.
          ------

      All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Guarantor or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Guarantor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment or deposit thereof. Guarantor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Guarantor has made such payments or deposits, other than assessments or taxes that are the subject of a Permitted Protest.

          Insurance.
          ----------

          At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Guarantor also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

          All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Agent, showing Agent, for the benefit of the Lender Group as a loss payee thereof as its interest may appear, shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior

                                       8.

written notice to Agent before canceling its policy for any reason. Guarantor shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Agent for the benefit of the Lender Group to be applied on account of the Guarantied Obligations.

          Lender Group Expenses.
          ----------------------

      Guarantor shall immediately upon demand reimburse Agent for all sums expended by Agent or any other member of the Lender Group which constitute Lender Group Expenses and Guarantor hereby authorizes and approves all advances and payments by Agent or any other member of the Lender Group for items constituting Lender Group Expenses.

                              NEGATIVE COVENANTS.

      Guarantor covenants and agrees that until payment in full of the Guarantied Obligations, it will not do any of the following without Agent's prior written consent, except as expressly permitted by the Credit Agreement:

          Liens.
          ------

      Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Liens permitted under Section 6.2(e) of the Credit Agreement and so long as the replacement liens secure only those assets or property that secured the original indebtedness).

          Restrictions on Fundamental Changes.
          ------------------------------------

      Except as permitted by the Credit Agreement, enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

          Extraordinary Transactions and Disposal of Assets.
          --------------------------------------------------

      Enter into any transaction not in the ordinary and usual course of Guarantor's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Guarantor's properties or assets.

          Change Name.
          ------------

      Change Guarantor's name, FEIN, business structure, or identity, or add any new fictitious name.

                                       9.

          Guarantee.
          ----------

      Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Guarantor or which are transmitted or turned over to Agent and except for the guarantee of the payment and performance of the Guarantied Obligations.

          Nature of Business; Fiscal Year.
          --------------------------------

          Make any change in the principal nature of Guarantor's business, or
(b) without the prior written consent of Agent, which consent shall not unreasonably be withheld, change the date of its fiscal year.

          Transactions with Affiliates.
          -----------------------------

      Guarantor will not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Guarantor except for transactions which are in the ordinary course of Guarantor's business, upon fair and reasonable terms and which are fully disclosed to Agent and, no less favorable to Guarantor than would be obtained in arm's length transaction with a non-Affiliate.

          Suspension.
          -----------

      Suspend or go out of business.

          Change in Location of Chief Executive Office; Inventory and Equipment
          ---------------------------------------------------------------------
with Bailees.
-------------

      Without thirty (30) days prior written notification to Agent, relocate its chief executive office to a new location, unless, at the time of such written notification, Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected the security interests of Agent for the benefit of the Lender Group, and also provides to Agent a landlord's waiver in form and substance satisfactory to Agent. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

                               EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               6.1 The occurrence of an Event of Default (as defined in the Credit Agreement);

               6.2 If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in this

                                      10.

     Agreement or in the Guaranty, or in any other present or future agreement between Guarantor and the Lender Group or Agent for the benefit thereof;

               6.3 If there is a material impairment of the prospect of repayment of any portion of the Guarantied Obligations owing to the Lender Group or a material impairment of the value or priority of the security interests of Agent for the benefit of the Lender Group in the Collateral;

               6.4 If a notice of lien, levy, or assessment is filed of record with respect to any of Guarantor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Guarantor's properties or assets and the same is not paid on the payment date thereof;

               6.5 If a judgment or other claim becomes a lien or encumbrance upon any material portion of Guarantor's properties or assets;

               6.6 If there is a default in any material agreement to which Guarantor is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Guarantor's obligations thereunder;

               6.7 If Guarantor makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Guarantied Obligations, except to the extent such payment is permitted by the terms hereof and by the subordination provisions applicable to such indebtedness; and

               6.8 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group, or to Agent for the benefit thereof, by Guarantor or any officer, employee, agent, or director of Guarantor, or if any such warranty or representation is withdrawn.

                    THE LENDER GROUP'S RIGHTS AND REMEDIES.

          Rights and Remedies.
          --------------------

      Upon the occurrence of an Event of Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to the Lender Group as provided hereafter, Agent, on behalf of the Lender Group, may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Guarantor:

          Proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations, without first proceeding against Borrower, or against any security or collateral for the Guarantied Obligations;

                                      11.

          Without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guarantied Obligations (i) any indebtedness due or to become due from the Lender Group to the Guarantor and (ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of the Lender Group;

          May exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

          Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's loan account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

          Cause Guarantor to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Guarantor or in Guarantor's possession and conspicuously label said returned Inventory as the property of the Lender Group;

          Without notice or demand, make such payments and do such acts as Agent considers necessary or reasonable to protect the security interest of Agent for the benefit of the Lender Group in the Collateral. Guarantor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Guarantor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Guarantor's owned premises, Guarantor hereby grants Agent for the benefit of the Lender Group a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

          Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent for the benefit of the Lender Group is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Guarantor's rights under all licenses and all franchise agreements shall inure to the benefit of Agent for the benefit of the Lender Group;

          Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Agent on behalf of the Lender

                                      12.

Group shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Guarantor, which right or equity is hereby waived or released to the extent permitted by law;

          By an instrument in writing, appoint a receiver (which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

          Require Guarantor to establish a lockbox or other restricted account satisfactory to Agent for the collection of Accounts of Guarantor, General Intangibles, or Negotiable Collateral;

          Notify customers or Account Debtors of Guarantor that the Accounts of Guarantor, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein;

          Collect the Accounts of Guarantor, General Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Lender Group Expenses; but, unless and until Agent does so or gives Guarantor other written instructions, Guarantor shall collect all Accounts of Guarantor, General Intangibles, and Negotiable Collateral for the Lender Group, receive in trust all payments thereon as the Lender Group's trustee, and immediately deliver said payments to Agent for the benefit of the Lender Group in their original form as received from such Account Debtor; and

          Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Guarantor up to the maximum amount, if any, of Guarantor's liability under the Guaranty. Any excess will be returned to Guarantor, without interest and subject to the rights of third parties, by Agent.

     Except as required by law, Agent on behalf of the Lender Group may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Guarantor or any other person.

          Remedies Cumulative.
          --------------------

      The rights and remedies of Agent for the benefit of the Lender Group under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

                                      13.

                  TAXES AND EXPENSES REGARDING THE COLLATERAL.

     If Guarantor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure, by Guarantor could have a material adverse effect on the interests of Agent for the benefit of the Lender Group in the Collateral, in its discretion and without prior notice to Guarantor, Agent on behalf of the Lender Group may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring Guarantor's ownership and use of the Collateral, and take any action with respect to such policies as Agent deems prudent. Any amounts paid or deposited by Agent on behalf of the Lender Group shall constitute Lender Group Expenses, shall immediately become additional Guarantied Obligations, shall bear interest at the applicable rate described in the Loan Document, and shall be secured by the Collateral. Any payments made by Agent on behalf of the Lender Group shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Agent shall use its best efforts to provide notice to Guarantor of any action taken by it under this Section 8.
                                                         ---------

                           WAIVERS; INDEMNIFICATION.

          Demand; Protest; etc.
          ---------------------

      To the extent permitted by law, Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group or by Agent for the benefit thereof on which Guarantor may in any way be liable.

          Lender Group's Liability for Collateral.
          ----------------------------------------

      So long as Agent and each other member of the Lender Group complies with its obligations, if any, under Section 9207 of the Code, neither Agent nor any other member of the Lender Group shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Guarantor.

          Indemnification.
          ----------------

                                      14.

      Guarantor agrees to defend, indemnify, save, and hold each Indemnified Person harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by the Lender Group as a result of or in any way arising out of, following, or consequential to transactions with Borrower or Guarantor, whether under this Agreement, the other Loan Documents or otherwise, but excluding any obligations, demands, claims, liabilities, and losses caused by the Lender Group's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement.

          Waivers.
          --------

          To the maximum extent permitted by law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to Guarantor's right to make inquiry of Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured Event of Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Agreement) and demands to which Guarantor might otherwise be entitled.

          To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require the Lender Group to institute suit against Borrower or to exhaust any rights and remedies which the Lender Group has or may have against Borrower. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally indefeasibly paid) of Borrower or by reason of the cessation from any cause (other than that the Obligations shall have been fully and finally indefeasibly paid) whatsoever of the liability of Borrower in respect thereof.

          To the maximum extent permitted by law, Guarantor hereby waives: (i) any rights to assert against the Lender Group any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to the Lender Group on account of or with respect to the Obligations; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender Group including, to the extent applicable, the provisions of (S)(S) 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

          To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter, for

                                      15.

contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations. Guarantor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of Borrower. Guarantor hereby agrees that, in light of the waivers contained in this Section, Guarantor shall not be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of Borrower, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise.

          If any of the Guarantied Obligations at any time are secured by a mortgage or deed of trust upon real property, Agent on behalf of the Lender Group may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by the Lender Group nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election might estop Agent from enforcing this Agreement against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Agreement, Guarantor hereby waives any right to assert against the Lender Group any defense to the enforcement of this Agreement, whether denominated "estoppel" or otherwise, based on or arising from an election by the Lender Group nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Agreement.

          WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848, 2849, AND 2850, TO THE EXTENT
APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d, AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

          WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE LENDER GROUP, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, HAS DESTROYED GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY

                                      16.

THE OPERATION OF SECTION 580d OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

                                    NOTICES.

     All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Credit Agreement.

                  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND AGENT WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.
                                ----------

     GUARANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                     DESTRUCTION OF GUARANTOR'S DOCUMENTS.

     All documents, schedules, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four (4) months after they are delivered to or received by Agent,

                                      17.

unless Guarantor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Guarantor's expense, for their return.

                              GENERAL PROVISIONS.

          Effectiveness.
          --------------

      This Agreement shall be binding and deemed effective when executed by Guarantor and accepted and executed by Agent.

          Successors and Assigns.
          -----------------------

      This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Guarantor may not assign this Agreement or any rights or duties hereunder without Agent's prior written consent and any prohibited assignment shall be absolutely void.
No consent to an assignment by Agent shall release Guarantor from its Guarantied Obligations. Agent or any other member of the Lender Group may assign this Agreement and its rights and duties hereunder and no consent or approval by Guarantor is required in connection with any such assignment. The Lender Group reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in the Lender Group's rights and benefits hereunder. In connection therewith, the Lender Group may disclose all documents and information which the Lender Group now or hereafter may have relating to Guarantor or Guarantor's business. To the extent that Agent or any other member of the Lender Group assigns its rights and obligations to a third Person, Agent or any other such member of the Lender Group thereafter shall be released from such assigned obligations to Guarantor and such assignment shall effect a novation between Guarantor and such third Person.

          Section Headings.
          -----------------

      Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          Interpretation.
          ---------------

      Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          Severability of Provisions.
          ---------------------------

      Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                                      18.

          Amendments in Writing.
          ----------------------

      This Agreement can only be amended by a writing signed by both Agent and Guarantor.

          Counterparts.
          -------------

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          Revival and Reinstatement of Obligations.
          -----------------------------------------

      If the incurrence or payment of the Guarantied Obligations by Guarantor or the transfer by Guarantor to the Lender Group of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.



                           [Signature page follows.]

                                      19.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.

                                             SM&A CORPORATION (EAST),

                                             a California corporation




                                             By _______________________________
                                             Name:
                                             Title:


                                             MELLON BANK, N.A. , as agent


                                             By _______________________________
                                             Name:  Richard M. McNiven
                                             Title:  Assistant Vice President

                                      20.